SUB-LEASE AGREEMENT

     This Sub-lease Agreement, entered into by and between:

     PHILEXCEL TEXTILES, INCORPORATED (PTI) a corporation duly organized and existing under the laws of the Republic of the Philippines, the duly authorized representative of EXCEL TEXTILES, INCORPORATED (ETI) a corporation organized and existing under the laws of the British Island, with principal address at Mitchell Highway 1961 st Area, Clark Field, Pampanga, represented herein by it's General Manager Elizabeth M. Castro, herein referred to as the "SUB-LESSOR",

                                     -AND -

     NEW AGE PUBLICATIONS, INC. a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal address at Bldg. 8584 Boton Wharf, Subic Bay Freeport Zone, Olongapo City, represented herein by it's president Eric Montandon, hereinafter referred to as the "SUB-LESSEE," (or any other company under Eric Montandon's control to be nominated by him prior to December 1, 1996.)

                                   WITNESSETH

     WHEREAS, the SUB-LESSOR is the LESSEE of a certain property being managed and administered by Clark Development Corporation (CDC), consisting of land with an area of 52 hectares, more or less, located within the CLARK SPECIAL ECONOMIC ZONE (CSEZ) at Clark Field, Pampanga, as evidenced by a lease agreement executed by the Lessee and CDC dated July 31, 1993 and recorded as Doc. No. 160, Page No. 33, Book No. 47, Series of 1993, of the National Register of Atty. Maximo U. Mercado, a Notary Public for and in Manila, and attached hereto as ANNEX "A" and made an integral part hereof:

     WHEREAS, the SUB-LESSEE is interested to lease a certain portion of the above mentioned leased property;

     NOW THEREFORE, for and in consideration of the foregoing, the sub-lessor hereby sublets and sublesses unto the sub-lessee the portions of the leased property described below and sub-lesses hereby accepts the sub-lease, subject to the following terms and conditions:

     1. SUB-LEASED PROPERTY. The SUB-LESSOR hereby transfers and conveys by way of sub-lease in favor of the SUB-LESSEE a certain portion of the former's leased property, specifically of building PTI-07 with an area of TWO THOUSAND FIVE HUNDRED (2,500) SQUARE METERS at Mitchell Highway 1961st Area, Clark Field, Pampanga. The map showing the location and portion of the said sub-leased property is herein attached as "ANNEX "B." The leased area includes sufficient area around the building for parking and manuevering.

     2. TERM. The term of this sub-lease shall be for a period of TEN YEARS commencing from December 1, 1996. It may be renewed thereafter by mutual agreement of the parties but subject to such new terms and conditions as may then be mutually agreed upon between the parties and subject to the prior written approval and consent of the original lessor (CDC). It is a condition precedent however, of this SUB-LEASE that this sub-lease agreement which shall prevail over the term stipulated herein.

     3. RENTALS. SUB-LESSEE shall pay rentals of TWO DOLLARS ($2.00) per square meter per month based on the floor area sub-leased or a total of FIVE THOUSAND DOLLARS ($5,000.00) per month without need of demand at the SUB-LESSOR'S office. The rental is payable monthly prior to the 5th day of each month.

          NEW AGE PUBLICATIONS, INC.
          The monthly rent shall consist of the following
          a]  Land            $    625.00
          b]  Building           4,375.00
          c]  Equipment                 0
                              -----------
                              $  5,000.00
                              -----------
                              -----------

     The monthly rentals shall be increased by six (6%) percent every year, compoundedly annually.

     4. ADVANCE RENTAL. Upon signing of this agreement the SUB-LESSEE hereby agrees to pay the SUB-LESSOR the sum of FIVE THOUSAND DOLLARS ($5,000.00) for one month advance rent, to be applied to the final months lease payment.

     5. SECURITY DEPOSIT. The SUB-LESSEE agrees to pay the sum of FIFTEEN THOUSAND DOLLARS ($15,000.00) to cover charges for any unpaid bills for water, telephone and power as well as payment for damages that may be caused on the leased premises by the SUB-LESSEE. Balance of the said amount, if any, after payment of the above mentioned obligations shall be refunded by the SUB-LESSOR to the SUB-LESSEE upon expiration, termination or cancellation of the sub-lease agreement as provided for herein. In case of delay in the payment of monthly rentals, a surcharge of three (3%) percent per month or fraction thereof computed from the date of delay shall be added and paid by the SUB-LESSEE without prejudice to the other penalties and rights of the SUB-LESSOR as provided for herein.

     6. USE OF THE SUB-LEASED PROPERTY. The SUB-LESSEE expressly agrees and warrants that the Sub-leased premised shall be used by it exclusively for printing, binding, packaging, mailing, storage and handling of printed material, related office use and exporting said printed matter and other related products. SUB-LESSEE is strictly prohibited from using said premises for any other purpose without the prior written consent of the SUBLESSOR and the original lessor
(CDC).

     7. IMPROVEMENTS, INSTALLATIONS AND FACILITIES. The SUB-LESSEE may introduce any renovations or additional facilities suitable for its authorized purposes provided that the prior written consent of the SUB-LESSOR is first secured. Any such improvements or alterations of whatsoever nature shall, upon termination of this sub-lease, or cancellation thereof as provided for herein, form integral parts of the leased premises and shall not be removed but shall belong to and become the exclusive property of the SUB-LESSOR, without any right of the part of the SUB-LESSEE to reimbursement for the cost or value thereof.

     8. PROHIBITION ON ASSIGNMENT, ENCUMBRANCE. The SUB-LESSE shall not assign, transfer, convey, mortgage or any way incumbent it's right under this contract or any portion of the leased premises unless prior written consent of the SUB-LESSOR and the original lessor (C.D.C.) is obtained.

     9. SUBLEASING. The SUB-LESSEE has the right to sublease any portion of tile building, with the prior written consent of the sub-lessor, not to be unreasonably withheld by the sub-lessor. The sub-lessee agrees to pay sub-lessor 10% of the gross proceeds of all subleases executed.

     10. TENANTABLE CONDITION, REPAIRS, ENCUMBRANCE. The SUBLESSEE hereby expressly acknowledges receipt of the leased premises as of December 1, 1996, in good and tenantable condition and agrees to keep the same in such condition at it's own expense ordinary wear and tear expected. Any provision of the law, present or future or any stipulation in th.is agreement to the contrary notwithstanding the SUB-LESSEE hereby agrees and binds himself to undertake and do all repairs major and minor witich maybe due in the premises. Major repairs due to defects in the roof and structural components of the building, or due to unforseen causes (see below) wUl be the responsibility of the SUB-LESSOR for thefirst 5 years of the lease term.

     11. DAMAGES OUTSIDE OF CONTROL. In case of damage to the leased property as a result of exterior fire, earthquake, volcanic eruption, war, or other acts of God or unforeseen causes outside of SUB-LESSEE's control, the SUB-LESSEE may suspend rental payments until repairs can be completed and normal business operations can be resumed.

     12. WATER, ELECTRICITY, LIGHT AND OTHER UTILITY SERVICES. The SUB-LESSEE shall pay for and defray all it's exclusively expense, the cost of water consumption, electric, telephone or other utility services in the leased premises.

     13. GOVERNMENT RULES AND REGULATIONS. The SUB-LESSEE shall strictly comply with any and all laws, ordinances, regulations or orders of the National or Local Government Authorities, arising from the use and occupation of the leased premises. All cost s/requirement s in mandated laws, ordinances, regulations or order shall be at the risk of and expense of the SUB-LESSEE.

     14. LESSOR/SUB-LESSOR RULES AND REGULATION. The SUB-LESSEE expressly agrees to strictly abide by all the rules and regulation which may be given from time to time by the SUB-LESSOR of the original lessor pertaining to the use of the lease premises, to include among other to wit:

     a.   For aesthetic value, all office sign must be uniform size.

     b. For security reason, the SUB-LESSOR hereby unilaterally imposes upon itself to provide security and janitorial services to every sub-lesse tenant. Compensensation for such services shall be commensurate to tile area subject of the lease and to the respective requirement of each sub-lessee and shall be paid for separately by the SUB-LESSEE also on a monthly basis as in par. 3 above.

     15.  INSPECTION  OF  PREMISES.   The  SUB-LESSOR  or  it's  duly  authorize
representative shall have the right to inspect the leased premises during business hours upon giving prior to notice to the SUB-LESSEE.

     16. OBNOXIOUS SUBSTANCES. The SUB-LESSEE shall not introduce, keep or store in the sub-lease premises any obnoxious substance or inflammable materials or substances that might constitute a fire hazard, without the prior consent of the SUB-LESSOR when needed by the SUB-LESSEE for it's authorized business activities of the SUB-LESSEE.

     17. PENALTY CAUSE.

     a. In case either party violates any of the terms and conditions of this contract, the innocent or aggrieved party shall have the right to cancel this contract.

     b. The guilty party shall be liable for any and all damages resulting therefrom.

     c. Should either party be forced to litigate and engage the services of a lawyer to enforce his rights under this contract, the guilty party shall likewise be liable for attorney's fees amounting to 25% of the amount involved by in no case less that $10,000.00.

     d. In case it is the SUB-LESSEE who violates any of the terms and conditions hereof and the SUB-LESSOR exercises his right to cancel the contract or upon expiration of the term agreed upon, the SUB-LESSEE agrees to peacefully and voluntarily vacate the premises and turn over the same to the SUB-LESSOR or the latter's authorized representative upon written demand served by registered mail or by personal delivery on SUB-LESSEE's address indicated in this contract or on the leased premises.

     e. In case SUB-LESSEE abandons the leased premises, the SUB-LESSEE hereby authorizes the SUB-LESSOR to obtain possession of the Sub-leased premises and/or to open or break any locked doors or windows to gain entry without heed of any court order, this document serving as authority therefore. If there are any goods, merchandise or other movable properties belonging to the SUB-LESSEE and left on the leased premises, SUB-LESSOR is hereby authorized to remove the same to be stored in any public or private warehouse at SUB-LESSEE's expense. SUB-LESSEE furthermore authorized the SUB-LESSOR to pay for the costs of the storage and/or any unpaid rents or damages caused on the lease premises by selling the said goods at public auction under the supervision of the Sheriffs of the Courts of Angeles City. The expenses of such auction sale shall likewise from the proceeds thereof and/or shouldered by the SUB-LESSEE. Any excess proceeds will be applied against unpaid rents if any and the balance to be refunded to SUBLESSEE.

     f. If the SUB-LESSEE refuses or fails to surrender possession when required as stated in paragraph d above, SUB-LESSEE shall be obliged to pay SUB-LESSOR as monthly rental provided for herein computed from date of demand up to the date of SUB-LESSOR obtains actual possession thereof, in addition to any other penalties under this contract or under the law.

     18. OTHER TERMS AND CONDITIONS. All other terms and conditions of the lease agreement entered into by and between the SUB-LESSOR and CDC, herein attached as Annex "A", not inconsistent with the terms and conditions of this SUB-LEASE AGREEMENT and SUB-LESSEE binds itself to faithfully comply with the same.

     19. VENUE. In case of court suit, the parties expressly submits themselves to the jurisdiction of the courts Angeles City.

     20. SUB-LESSOR APPROVAL. This agreement is subject to final approval of Clark Development Corporation and according to the terms thereof of such approval.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signature this 5th day of September 1996 at Angeles City, Philippines.


PHILEXCEL TEXTILES, INC.           NEW AGE PUBLICATIONS, INC.
(Sub-lessor)                       (Sub-lessee)

by: /S/ Elizabeth M. Castro        by: eric Montandon
-----------------------------      ---------------------------------
ELIZABETH M. CASTRO                ERIC MONTANDON
General Manager                    President


                           SIGNED IN THE PRESENCE OF:



                                 ACKNOWLEDGEMENT


REPUBLIC OF THE PHILIPPINES   )
                              )S.S.
CITY OF OLONGAP0

     Before me, a Notary Public in and for on this 5th day of September, 1996 personally appeared the following:

                             COMMUNITY TAX               DATE/PLACE
  NAME                       CERTIFICATE                 ISSUED
--------------------------------------------------------------------------------
Elizabeth M. Castro            148913220                 2-2-96, Angeles City

                               PASSPORT NO.
Eric Montandon                   13083261                5-28-92, Houston, Texas


known to me to be the same persons who executed the foregoing instrument and acknowledged that the same is their free act and voluntary deed and that of the principals herein represented.

     This document consist of six (6) pages pertain to a Sublease Agreement signed by the parties and their instrumentalities witnesses on every page thereof.

                                                 /S/ EN GELBERTO T. DE CASTRO
                                                 EN GELBERTO T. DE CASTRO
                                                 Notary Public
                                                 Until    December 31, 1997
                                                 PTR #   4314222, 1-3-96

Doc No. 418
Page No. 84
Book No.  XI
Series of  1996